UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 16, 2020

PACIFIC DRILLING S.A.

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	001-35345	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8-10, Avenue de la Gare L-1610 Luxembourg		Not Applicable
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: +352 27 85 81 35

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, par value $0.01 per share	PACD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)On June 16, 2020, James W. Harris gave notice of his resignation as Senior Vice President and Chief Financial Officer of Pacific Drilling S.A. (the “Company”). In accordance with the terms of Mr. Harris’ employment agreement, and its 90-day notice period, he and the Company have agreed that his resignation will be effective on September 14, 2020, and the Company’s expectation is that Mr. Harris will work through that date. Mr. Harris’ resignation was due to personal reasons and not as a result of any disagreement with the Company regarding the Company’s reporting, operations, policies or practices. The Company’s management will work with Mr. Harris to ensure a smooth transition of his responsibilities until a new CFO is appointed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Pacific Drilling S.A. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

PACIFIC DRILLING S.A.

Dated: June 19, 2020	By	/s/ Lisa Manget Buchanan
Lisa Manget Buchanan
SVP, General Counsel & Secretary